VICTORY FUNDS
                                   EXHIBIT 16
                                  TOTAL RETURN
                                 INVESTOR SHARES

                           U.S. GOVERNMENT OBLIGATIONS
                                  MONEY MARKET


AGGREGATE TOTAL RETURN

T = (ERV/P) - 1

WHERE:               T =         TOTAL RETURN

                     ERV = REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD

                     P =         A HYPOTHETICAL INITIAL INVESTMENT OF $1,000

EXAMPLE:

         SINCE INCEPTION:        (  01/08/97 TO 04/30/97 ):
                                 (  1,014.6/1,000) -1 =                1.46%
         QUARTERLY:              (  01/31/97 TO 04/30/97 ):
                                 (  1,011.36/1,000) - 1 =              1.14%
         MONTHLY:                (  03/31/97 TO 04/30/97 ):
                                 (  1,003.84/1,000) - 1 =              0.38%

                               VICTORY FUNDS
                               EXHIBIT 16
                               TOTAL RETURN
                               LOAD CALCULATIONS
                               LAKEFRONT FUND


AGGREGATE TOTAL RETURN

T = (ERV/P) - 1

WHERE:               T =         TOTAL RETURN

                     ERV = REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD

                     P =         A HYPOTHETICAL INITIAL INVESTMENT OF $1,000

EXAMPLE:

         SINCE INCEPTION:            (  03/03/97 TO 04/30/97 ):
         WITH LOAD OF = 4.75%        (  953.4/1,000) -1 =                -4.67%
         MONTHLY:                    (  03/31/97 TO 04/30/97 ):
         WITH LOAD OF = 4.75%        (  1,002.00/1,000) - 1 =             0.20%

                                  VICTORY FUNDS
                                  EXHIBIT 16
                                  TOTAL RETURN
                                  LAKEFRONT FUND


AGGREGATE TOTAL RETURN

T = (ERV/P) - 1

WHERE:            T =         TOTAL RETURN

                  ERV = REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD

                  P =         A HYPOTHETICAL INITIAL INVESTMENT OF $1,000

EXAMPLE:

         SINCE INCEPTION:       (  03/03/97 TO 04/30/97 ):
                                (  1,001.0/1,000) -1 =                0.10%
         MONTHLY:               (  03/31/97 TO 04/30/97 ):
                                (  1,051.52/1,000) - 1 =              5.15%

                                  VICTORY FUNDS
                                  EXHIBIT 16
                                  30-DAY S.E.C. YIELD CALCULATIONS
                                  LAKEFRONT FUND

ACTUAL (WITH WAIVERS)

                                                (a-b)
                                              --------
30-Day S.E.C. Yield Equation    =    2*{[(      (cd)     +1)^6]-1} =

WHERE

               a =  Dividends and interest earned during the period

               b =  Expenses accrued for the period (net of reimbursements)

               c = The average daily number of shares outstanding during the period that were entitled to receive dividends

               d = The offering price or the maximum redemption price per share on the last day of the period


MAXIMUM FEE (WITHOUT WAIVERS)

                                                   (a-b)
                                                 -----------
30-Day S.E.C. Yield Equation    =    2*{[(          (cd)     +1)^6]-1} =



WHERE

               a =  Dividends and interest earned during the period

               b =  Expenses accrued for the period (without waivers)

               c = The average daily number of shares outstanding during the period that were entitled to receive dividends

               d = The offering price or the maximum redemption price per share on the last day of the period


ACTUAL

                 (   1,814.98 -              0.00)
                  ----------------------------------
          2 *{[(                                     +1)^6]-1} =          2.19%
                 (        95,038.799 *      10.50)


FULL FEES (WITHOUT WAIVERS)

                 (          1,814.98 -   9,391.30)
                  -------------------------------
           2 *{[(                                    +1)^6]-1} =         -8.94%
                 (        95,038.799 *      10.50)


The  performance  was computed  based on the thirty day period  ending April 30,
1997

                                  VICTORY FUNDS
                                   EXHIBIT 16
                           YIELD COMPUTATION SCHEDULE
                              U.S. GOVT OBLIGATIONS
                                  MONEY MARKET



                                                         7 DAY YIELD CALCULATION

Base period                                                       7 Days

Beginning Account Balance - 1 share at $1.00                    1.000000000
                                                               ------------

Dividend Declaration

         APRIL    24                                            0.000135217

         APRIL    25                                            0.000134091

         APRIL    26                                            0.000134091

         APRIL    27                                            0.000134091

         APRIL    28                                            0.000136329

         APRIL    29                                            0.000134667

         APRIL    30                                            0.000135976

Less:  Deductions from Shareholders Accounts                    0.000000000
                                                              ---------------
Base period return                                              0.000944462
                                                              ---------------
Ending Account Balance                                          1.000944462

Less:  Beginning Account Balance                                1.000000000
                                                              ---------------
Difference                                                      0.000944462

Base Period Return
    (Difference/Beginning Account Balance)                      0.000944462

Yield Quotation
    (Base Period Return * 365/Base Period)                         4.92%

Effective Yield Quotation
    [(Base Period Return + 1)^365/Base Period] -1                  5.05%



The quotations were computed based on the seven days ending April 30, 199_